Exhibit 23.2
REED SMITH LLP

Princeton Forrestal Village
136 Main Street — Suite 250
Nanette W. Mantell	Princeton, NJ 08540-7839
Direct Phone: 609.514.8542	609.987.0050
Email: nmantell@reedsmith.com	Fax 609.951.0824
November 26, 2007
Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.W
Washington, DC 20549

Re:	DUSA Pharmaceuticals, Inc. (“DUSA”)
Registration Statement — Form S-3
Gentlemen:
     We consent to the reference to our firm’s name under the heading “Legal Matters” in DUSA’s registration statement on Form S-3 pursuant to the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission in connection with the registration of up to 5,726,302 shares of the Company’s common stock, without par value.
Very truly yours,
/s/ Reed Smith LLP
REED SMITH LLP
NWM
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